Exhibit 10.23

Dated: 14th July, 2015

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

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HEPHAESTUS MARINE LLC. and

PERICLES MARINE LLC.

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HECTOR MARINE LLC

POSEIDON CONTAINERS HOLDINGS LLC and

POSEIDON CONTAINERS HOLDING CORP.

SECOND SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 4th May, 2011

for a principal amount of (initially) US$47,500,000

Theo V. Sioufas & Co.

Law Offices

Piraeus

THIS SECOND SUPPLEMENTAL AGREEMENT is made on this 14th day of July, 2015

BETWEEN:

1.	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French “société anonyme” governed by a Board of Management and a Supervisory Board, and having its registered office located at 9, Quai du Président Paul Doumer, 92920 Paris, La Défense cedex, France, as lender (hereinafter called the “Bank”, which expression shall include its successors and assigns);

2.	(a)

HEPHAESTUS MARINE LLC., a company duly formed in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960 (hereinafter called the “First Borrower” and includes its successors); and

(b)	PERICLES MARINE LLC., a company duly formed in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960 (hereinafter called the “Second Borrower” and includes its successors),

3.	HECTOR MARINE LLC, a company duly formed in the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (hereinafter called the “Collateral Owner”, which expression shall include its successors);

4.	POSEIDON CONTAINERS HOLDINGS LLC, a company duly formed in the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (hereinafter called the “Existing Corporate Guarantor”, which expression shall include its successors); and

5.	POSEIDON CONTAINERS HOLDING CORP., a company duly formed in the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (hereinafter called the “New Corporate Guarantor”, which expression shall include its successors) (the Existing Corporate Guarantor, the Collateral Owner and the New Corporate Guarantor are hereinafter together called the “Corporate Guarantors” and “Corporate Guarantor” means either of them);

AND IS SUPPLEMENTAL to a loan agreement dated 4th May, 2011 made between (1) the Borrowers, as joint and several borrowers and (2) the Bank, as lender as amended by a First Supplemental Agreement dated 20th May 2015 (the “First Supplemental Agreement”) (the said Loan Agreement as amended by the First Supplemental Agreement is hereinafter called the “Principal Agreement”) on the terms and conditions of which the Bank agreed to make available to the Borrowers on a joint and several basis, a secured term loan facility of up to Dollars Forty Seven Million Five Hundred Thousand ($47,500,000) (the “Commitment”) (the Principal Agreement as hereby amended and/or supplemented and as the same may hereinafter be amended and/or supplemented called the “Loan Agreement”) for the purposes set forth therein;

WHEREAS:

(A)	The Borrowers and the Corporate Guarantors hereby jointly and severally acknowledge and confirm that (a) the Bank has advanced to the Borrowers on a joint and several basis the whole part of the Commitment in the amount of Dollars Forty Seven Million Five Hundred Thousand ($47,500,000) and (b) as at the date hereof the outstanding principal amount of the Loan is Dollars Thirty Three Million Seven Hundred Thousand ($33,700,000.00).

(B)	By an irrevocable and unconditional guarantee in favour of the Bank dated 6th May, 2011 (the “Existing Corporate Guarantee”), the Existing Corporate Guarantor irrevocably and unconditionally guaranteed as primary obligor and not as surety only all the obligations of the Borrowers under the Principal Agreement and the Security Documents.

(C)	By two Shares Pledge Agreements each dated 6th May, 2011 the Existing Corporate Guarantor, as owner of all the issued and outstanding share capital in each Borrower granted a pledge in favour of the Bank over all the shares of each Borrower (the “Existing Shares Pledges”), as security of all the obligations of the Borrowers under the Principal Agreement and the Security Documents;

(D)	Pursuant to the terms of the Principal Agreement, the Borrowers and the Existing Corporate Guarantor requested the consent of the Bank for the listing of the New Corporate Guarantor on the New York Stock Exchange and in particular the Borrowers and the Corporate Guarantors have together requested the Bank to grant its approval to:

a.	the release of the Existing Shares Pledges and the transfer of all the shares in each Borrower from the Existing Corporate Guarantor to the New Corporate Guarantor ;

b.	the release of the Existing Corporate Guarantor from its obligations under the Existing Corporate Guarantee; and

c.	the amendment of certain clauses of the Principal Agreement, and the Bank has agreed to the above requests subject to the following conditions:

(i)	that the New Corporate Guarantor will sign, execute and deliver in favour of Bank:

(aa)	its irrevocable and unconditional Guarantee in security of all the obligations of the Borrowers under the Loan Agreement and the Security Documents;

(bb)	new Shares Pledge Agreements whereby the New Corporate Guarantor shall grant a pledge in favour of the Bank over all the shares of each Borrower (the “New Shares Pledges”), as security of the obligations of the Borrowers under the Principal Agreement; and

(ii)	that the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.2	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.3	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Additional Security Documents” means the New Corporate Guarantee, the New Shares Pledge Agreements and any other agreement or document which may at any time be executed by any person as additional security for the obligations of the Borrowers under the Principal Agreement and the Security Documents.

“Effective Date” means the date hereof on which the Bank confirms in writing that all the conditions contained in Clause 3 shall have been satisfied and this Agreement shall become effective;

“IPO” means the initial public offering and listing of part of the share capital in the New Corporate Guarantor on the New York Stock Exchange;

“New Corporate Guarantee” means a guarantee given or, as the context may require, to be given by the New Corporate Guarantor in form and substance satisfactory to the Bank as security for all the obligations of the Borrowers under the Loan Agreement and the Security Documents;

“New Corporate Guarantor” means the company defined as New Corporate Guarantor at the beginning of this Agreement;

“New Shares Pledge Agreements” means the new Shares Pledge Agreements to be executed by the New Corporate Guarantor whereby the New Corporate Guarantor shall grant a pledge in favour of the Bank over all the shares of each Borrower,

“Loan Agreement” means the Principal Agreement as is hereby amended and/or supplemented and as the same may from time to time be further amended and/or supplemented; and

1.4	(a) Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations, (b) Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement, (c) references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement and (d) all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and Warranties

2.1	The Borrowers and the Corporate Guarantors hereby jointly and severally represent and warrant to the Bank that as at the date hereof the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct (except as otherwise is known to the Bank) in the same way and to the same extent as if all references to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above, the Borrowers and the Corporate Guarantors hereby jointly and severally represent and warrant to the Bank that as at the date of this Agreement:

(a)	each of the Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and has full power to carry on its business as currently conducted and to enter into and perform its respective obligations under the Principal Agreement, this Agreement and the Additional Security Documents and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

(b)	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the Additional Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform their respective obligations hereunder;

(c)	this Agreement constitutes, and each of the Additional Security Documents on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

(d)	the execution and delivery of, and the performance of the provisions of this Agreement and the Additional Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or their respective constitutional documents;

(e)	no action, suit or proceeding is pending or threatened against the Borrowers and/or the Corporate Guarantors and/or any of the other Security Parties or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrowers or the Corporate Guarantors or any of the other Security Parties; and

(f)	none of the Security Parties is and will be at the Effective Date in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation (except as is otherwise known to the Bank).

2.3	The representations and warranties of the Borrowers and the Corporate Guarantors in this Agreement shall survive the execution of this Agreement and shall be deemed to be repeated by the Borrowers and the New Corporate Guarantor at the commencement of each Interest Period.

3.	Conditions

3.1	This Agreement shall be expressly subject to the condition that the Bank shall have received on or before the Effective Date in form and substance reasonably satisfactory to the Bank and its legal advisors:

(a)	a certified true copy of the certificate of good standing of the Borrowers and the Corporate Guarantors or other equivalent document issued by the competent authorities of the place of its formation;

(b)	a recent certificate of incumbency of the Borrowers and the Corporate Guarantors signed by the secretary or a director thereof;

(c)	certified and duly legalised copies of resolutions of the Directors and the members of the New Corporate Guarantor and (and of any corporate shareholder thereof) approving this Agreement and any relevant Additional Security Documents to which each is or is to be a party and authorising appropriate officers or attorneys in fact to execute the same and to sign all notices required to be given under this Agreement on its behalf or evidence of such approvals and authorisations as shall be acceptable to the Bank;

(d)	the original of the power(s) of attorney issued in favour of the person(s) who shall execute this Agreement and the Additional Security Documents on behalf of the New Corporate Guarantor;

(e)	favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of The Marshall Islands and such other applicable jurisdiction(s) as the Bank shall reasonably require;

(f)	duly executed originals of each of the Additional Security Documents by the respective parties thereto and, where appropriate, duly registered in favour of the Bank;

(g)	certified true copies of (aa) the corporate resolutions of the Board of Directors of the Existing Corporate Guarantor and the New Corporate Guarantor approving the sale by the Existing Corporate Guarantor and the purchase by the New Corporate Guarantor of the stock of each Borrower (bb) the amended and restated limited liability company agreements relating to each of the Borrowers specifying the New Corporate Guarantor as the sole holder of the membership interests in each such Borrower and any other document pertaining to the transfer of all the issued and outstanding share capital of the Borrowers from the Existing Corporate Guarantor to the New Corporate Guarantor and (c) the new shares certificates of each Borrower specifying the New Corporate Guarantor as owner thereof;

(h)	a duly certified true copy of the Articles of Incorporation and By-Laws or of any other constitutional documents, as the case may be, and of the organisational minutes of the New Corporate Guarantor.

3.2	The Bank shall, upon receipt of the conditions precedent referred to in clause 3.1, promptly deliver to the Borrowers a notice substantially in the form set out in Schedule 1 to this Agreement advising the Borrowers of the Effective Date, duly executed by it and (b) the Existing Guarantor a deed of release substantially in the form agreed between the Bank and the Existing Corporate Gurantor.

4.	Agreement of the Bank

The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agrees with the Borrowers, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 3, to consent to :

(a)	the release of the Existing Shares Pledges and the transfer of the entire issued and outstanding share capital of each Borrower from the Existing Corporate Guarantor to the New Corporate Guarantor ; and

(b)	the release of the Existing Corporate Guarantor from its obligations under the Existing Corporate Guarantee conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

5.	Variations to the Principal Agreement

5.1	Each of the Borrowers and the Corporate Guarantors hereby agree with the Bank, that with effect from the Effective Date, the provisions of the Principal Agreement shall be and are hereby agreed to be varied and/or amended and/or supplemented as follows:

(a)	the definitions “Corporate Guarantor”, and “Group” and in Clause 1.2 (Definitions) of the Principal Agreement and any references thereto in the Principal Agreement shall be deleted and replaced by the following reading as follows:

““Corporate Guarantor” means POSEIDON CONTAINERS HOLDING CORP. a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and any other person nominated by the Borrowers and acceptable to the Bank which may give a Corporate Guarantee;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time and “member of the Group” shall be construed accordingly;

(b)	by inserting (in alphabetical order) the following new definitions in Clause 1.2 (Definitions) of the Principal Agreement:

““Applicable Accounting Principles” means:

(a)	prior to the completion of a successful IPO, IFRS; and

(b)	at all times thereafter, US-GAAP;”;

““Change of Control” means in relation to the Corporate Guarantor:

(i)	other than the Poseidon Shareholders, any person or group of persons acting in concert gaining control directly or indirectly, of 40% or more of the voting rights and/or the issued share capital (excluding any part of that issued capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) of the Corporate Guarantor;

(ii)	Mr. George Giouroukos ceases to be (a) a direct or indirect holder of beneficial interests in the Corporate Guarantor; or (b) the chief executive officer of the Corporate Guarantor unless as successor chief executive officer nominated by Mr George Giourokos is appointed with the prior written consent of the Bank (which the Bank shall be at liberty to withhold);

(iii)	either Management Company ceases to be the commercial or, as the case may be, the technical manager of a Vessel without the prior written consent of the Bank; and

(iv)	any change in the legal and/or the ultimate beneficial ownership of the Corporate Guarantor as a result of which the Poseidon Shareholders’ direct or indirect holding in the Corporate Guarantor falls below 51% of the issued share capital of the Corporate Guarantor (excluding any part of that issued capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) unless at such relevant time the Security Value at such time is equal to or greater than 135% of the Loan at such time”

“IPO” means the initial public offering and listing of part of the share capital in the Corporate Guarantor on the New York Stock Exchange;

“Poseidon Shareholders” means Poseidon Containers Holdings LLC of the Marshall Islands the shareholders of which shall be acceptable in all respects to the Bank;

“US-GAAP” means accounting principles, generally accepted in the United States of America.”

“Second Supplemental Agreement” means the Second Supplemental Agreement dated July 2015 supplemental to this Agreement made (inter alios) between the Bank and the Borrowers whereby this Agreement has been amended as therein provided;””

(c)	by inserting a new para 4.6 under the heading (Change of Control) in Clause 4. (Repayment and Prepayment) of the Principal Agreement reading as follows:

“4.6	Change of Control

Upon the occurrence of a Change of Control,, the Bank may upon notice in writing to the Borrowers demand prepayment of the Loan whereupon the Borrowers shall prepay (without premium or penalty) within 90 days from the date of notice of the Bank, the Loan together with accrued interest thereon up to the date of such prepayment and all other sums of money whatsoever due and owing by the Borrowers to the Bank hereunder or pursuant to the other Security Documents”

(d)	by amending sub para (m) (Shareholdings) of Clause 6.1 (Continuing Representations and Warranties) and sub para (a) of Clause 8.1 (Annual Financial Statements) of the Principal Agreement each respectively reading as follows:

““(m)	Shareholdings

the Corporate Guarantor is the legal registered holder of the total issued and outstanding share capital in each Borrower and, following successful completion of the IPO, it will be a company listed on the New York Stock Exchange ;”

“(a)	Annual Financial Statements

prepare or cause to be prepared audited financial statements of the Borrowers, of the Corporate Guarantor on a consolidated basis in accordance with the Applicable Accounting Principles in respect of each financial year and cause the same to be reported on by their auditors and deliver as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days after the end of the financial period to which they relate;””

(e)	by amending sub para (a) (No dividends-No disposal of assets-Application of net profits) of Clause 8.3 (No further financial exposure) the Principal Agreement to read as follows:

“(a)	No dividends—No disposal of assets – Application of net profits not declare or pay any dividends or other distribution upon any of the issued shares or otherwise dispose of any assets to any of the shareholders of the Borrowers, unless at the time or such declaration, payment or as the case may be, distribution (i) there is no breach of covenants under this Agreement and (ii) the Security at such time is equal to or greater than 150% of the Loan. Subject to compliance with (i) and (ii) above, the Borrowers may declare dividends for distribution up to four times during the year under consideration and distribute them to the shareholders ;

(f)	by amending sub paras (a) (Maintenance of Business Structure), (b) (Maintenance of Legal Structure, (c) (Control) and (f) (Share capital and distribution) of Clause 8.4 (Maintenance of Business Structure) of the Principal Agreement to read as follows:

““(a)	Maintenance of Business Structure

ensure that without the prior written consent of the Bank, such consent not to be unreasonably withheld, none of the Borrowers and the Management Companies will change the nature, organisation and conduct of the business of the Borrowers as owners of the Vessels or, as the case may be managers of vessels as the case may be, or carry on any business other than the business carried on at the date of this Agreement;.”

“(b)	Maintenance of Legal Structure

ensure that without the prior written consent of the Bank, such consent not to be unreasonably withheld, none of the documents defining the constitution of any of the Borrowers shall be altered in any manner whatsoever without the prior written consent of the Bank;”

“(c)	Control

ensure that without the prior written consent of the Bank, such consent not to be unreasonably withheld,

no change shall be made directly or indirectly in the ownership, , control or management of the Borrowers, or any share therein or of the Vessels without the prior written consent of the Bank”

“(f)	Share capital and distribution

ensure that, without the prior written consent of the Bank, none of the Borrowers will purchase or otherwise acquire for value any shares of its capital or (save as otherwise permitted in this Agreement) distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders;”

(g)	by amending sub paras (e) (Cross-default), (h) (Reduction of Loss of Capital), (aa) (Ownership), (gg) (Shareholdings) of Clause 9.1 (Events of Default)) of the Principal Agreement to read as follows:

“(e)	Cross-default any Indebtedness of any Security Party is not paid when due or any Indebtedness of any Security Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Security Party of a voluntary right of prepayment), or any creditor of any Security Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Security Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Security Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Security Party’s ability to pay its debts as they fall due, or any guarantee given by any Security Party in respect of Indebtedness is not honoured when due and called upon unless in any such case the relevant Security Party is contesting in good faith the validity of its obligation to make any payment referred to in this Clause 9.1(e) and the relevant Security Party has provided the Bank with satisfactory evidence that it has set aside adequate reserves with respect to the amount being claimed of it and to finance any action it is taking to contest such claim; provided, however, that no Event of Default will occur under this clause 9.1(e) in respect of the Corporate Guarantor if the aggregate amount of Indebtedness is less than US$1,000,000 (or its equivalent in any other currency or currencies);

(h)	Reduction or loss of capital a meeting is convened by any Security Party other than the Corporate Guarantor for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or”

“(aa)	Ownership/Change of Control (a) there is any change in the legal ownership in either Borrower or (b) if following the occurrence of a Change of Control the Bank has demanded prepayment of the Loan in accordance with the provisions of Clause 4.6 and the Borrowers do not prepay the Loan within 90 days from such demand; or”

“(gg)	Shareholdings without the prior written consent of the Bank, such consent not to be unreasonably withheld, there is any change in the legal and beneficial shareholding of any of the Security Parties (other than the Corporate Guarantor) from that evidenced to the Bank prior to the date of this Agreement; or””

5.3	With effect as from the date hereof, all references to “this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” or “the Loan Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

5.4	The definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents (as the same are amended and/or supplemented pursuant to the terms hereof) and the Additional Security Documents and any other document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of any the Outstanding Indebtedness payable by the Borrowers under the Principal Agreement and the other Security Documents (as defined herein) and the performance by the Borrowers and the other Security Parties (as defined herein) of all obligations, covenants and agreements contained in the Principal Agreement, this Agreement and/or the other Security Documents.

6.	Continuance of Principal Agreement and the Security Documents

Save for the alterations to the Loan Agreement and the Security Document made or to be made under or pursuant to this Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the Security Documents shall continue to remain valid and enforceable.

7.	Entire agreement and amendment

a.	The Principal Agreement, the Security Documents, and this Agreement comprise the entire agreements of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may only be amended by a written instrument executed by the parties to be bound or burdened thereby.

b.	This Agreement is supplemental to the Principal Agreement, all terms and conditions whereof, including, but not limited to, its provisions on payments, calculation of interest and Events of Default, shall also apply to the performance and interpretation of this Agreement.

8.	Fees and Expenses

The Borrowers and the Corporate Guarantors, jointly and severally, agree, to reimburse the Bank against all reasonable costs, charges and expenses (including legal fees) incurred by the Bank from time to time in connection with the preparation, negotiation, execution, registration (where applicable) and enforcement of this Agreement and the Additional Security Documents.

9.	Miscellaneous

(a)	The provisions of Clause 13 (Assignment, Participation, Lending Office) of the Principal Agreement shall apply to this Agreement as if the same were set out herein in full.

(b)	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

10.	Notices

The provisions of Clause 15.1 (Notices) and 15.2 (Process Agent) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

11.	Governing Law

This Agreement shall be governed by and construed in accordance with English law and the provisions of Clause 16 (Governing Law and Jurisdiction) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

[INTENTIONALLY LEFT BLANK]

Schedule 1 Form of Effective Date notice

To:	HEPHAESTUS MARINE LLC

PERICLES MARINE LLC

HECTOR MARINE LLC

c/o 3-5 Menandrou Street

145 61 Kifisia

Athens, Greece

Fax: +30 210 8084224

Attn: Legal Department

[•] 2015

Dear Sirs

We refer to the second supplemental agreement (the “Second Supplemental Agreement”) dated [•] July 2015 made between, amongst others, yourselves as borrowers and ourselves as the bank.

Words and expressions defined in the Second Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm that the conditions precedent in clause 5.1 of the Second Supplemental Agreement have been fulfilled and that accordingly the Effective Date is [•] 2015.

Yours faithfully

for and on behalf of

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

EXECUTION PAGE

THE BORROWERS

SIGNED by	)
Mrs Filanthi Katsafadou	)
for and on behalf of the First Borrower	)
HEPHAESTUS MARINE LLC.	)
of Marshall Islands, in the presence of:	)	/s/ Filanthi Katsafadou

SIGNED by	)
Mrs Filanthi Katsafadou	)
for and on behalf of	)
the Second Borrower	)
PERICLES MARINE LLC.	)
of Marshall Islands, in the presence of:	)	/s/ Filanthi Katsafadou

THE COLLATERAL OWNER

SIGNED	)
for and on behalf	)
of HECTOR MARINE LLC.,	)
of the Marshall Islands,	)
by Mrs Filanthi Katsafadou	)
its duly appointed attorney-in-fact	)	/s/ Filanthi Katsafadou
in the presence of	)	Attorney-in-fact

THE EXISTING CORPORATE GUARANTOR

SIGNED	)
for and on behalf of POSEIDON	)
CONTAINERS HOLDINGS LLC	)
of the Marshall Islands,	)
by Mrs Filanthi Katsafadou	)
its duly appointed attorney-in-fact	)	/s/ Filanthi Katsafadou
in the presence of	)	Attorney-in-fact

SIGNED	)
for and on behalf of POSEIDON	)
CONTAINERS HOLDING CORP	)

of the Marshall Islands,	)
by Mrs Filanthi Katsafadou	)
its duly appointed attorney-in-fact	)	/s/ Filanthi Katsafadou
in the presence of	)	Attorney-in-fact

Witness to all signatures: /s/ Panagiota Sdrolia
Name:	Panagiota Sdrolia
Address:	13 Defteras Merarchias Street
Piraeus, Greece

Occupation: Attorney-at-law

Occupation: Attorney-at-law

THE BANK

SIGNED	)
for and on behalf	)
CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK	)
by Mrs. Angela Arcadis	)
its duly appointed attorneys-in-fact	)
in the presence of:	)	/s/ Angela Arcadis
Attorney-in-fact

Witness: /s/ Panagiota Sdrolia
Name:	Panagiota Sdrolia
Address:	13 Defteras Merarchias
Piraeus, Greece

Occupation: Solicitor & Attorney-at-Law

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above Second Supplemental Agreement, the provisions of the Manager’s Undertaking dated 6th May, 2011 granted by us in favour of the Bank (the “Manager’s Undertaking”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above Second Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Manager’s Undertaking for all obligations and liabilities assumed by us thereunder.

Dated: 14th July , 2015

/s/ Filanthi Katsafadou
Filanthi Katsafadou
Attorney-in-fact for and on behalf of CONCHART COMMERCIAL INC., of the Marshall Islands

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Second Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above Second Supplemental Agreement, the provisions of the Manager’s Undertaking dated 6th May, 2011 granted by us in favour of the Bank (the “Manager’s Undertaking”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above Second Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Manager’s Undertaking for all obligations and liabilities assumed by us thereunder.

Dated: 14th July, 2015

/s/ Filanthi Katsafadou
Filanthi Katsafadou
Attorney-in-fact for and on behalf of TECHNOMAR SHIPPING INC., of Liberia